EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-158656) of Rayonier Inc. of our report dated June 26, 2013, relating to the financial statements and supplemental schedule of the Rayonier - Jesup Mill Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2012.
/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 26, 2013